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                                                                   EXHIBIT 10.11

                   INTERNET/BUSINESS SITE DEVELOPMENT & HOST
                                   AGREEMENT

     This Agreement ("AGREEMENT") is entered into and effective this 12th day of November, 1997 by and between RE/MAX International, Inc. ("RE/MAX"), a Colorado corporation with its principal place of business soon to be relocated to 8390 East Crescent Parkway, Suite 600, Greenwood Village, CO 80111 and Online Systems Services, Inc. ("OSS"), a Colorado corporation with its principal place of business at 1800 Glenarm Place, Denver, CO 80202.

     WHEREAS, RE/MAX is interested in creating for itself and providing to its affiliates a private site on the World Wide Web ("WWW") for their use in communicating with RE/MAX and other affiliates and benefiting from an array of other service capabilities and is desirous of assuring that such site is always competitive, if not state of the art, and regularly enhanced to take full advantage of emerging technologies, such site is to be a password protected area on the WWW using HTML documents, Active Server Pages, Databases, Forums, Chat Rooms and other features, all combined to present a virtual RE/MAX community which initially will be referred to as "RE/MAX Mainstreet," and such site will include, among other functions, security, help desk, billing, and Email and will be hosted and administered for RE/MAX; and

     WHEREAS, OSS is a company with expertise in the design and development of Internet web pages and their placement on the World Wide Web ("WWW"), a company that desires to serve the needs of RE/MAX and is capable of developing from its proprietary OSS FORUMS software and format a custom software product and a unique, password protected web site on the WWW which meets the needs and specifications of RE/MAX, is interested in hosting the web site and providing the other ancillary services required by RE/MAX, and is willing to grant RE/MAX an industry specific exclusive license respecting the desired customized version of OS S's proprietary software products to be known herein as the R/M Customized Software.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   DEFINITIONS

     For purposes of this AGREEMENT and their relationship, the following terms shall have the meanings assigned to them.

     a. "HOST SERVICES": That collection of services specified to be provided by the entity acting as host of RE/MAX Mainstreet, including without limitation, services such as security, help desk, billing, Email and other specified ancillary services commonly or customarily performed by a site host.

     b. "DELIVERABLES": The components of the online services and capabilities specified for subscribers to RE/MAX Mainstreet, including without limitation, Host Services, HTML documents, Active Server Pages, Databases, Forums, Message Conferences, Chat, a Moderated Library and other services and capabilities specified in this AGREEMENT.

     c. "EMBEDDED SOFTWARE": Commercially available, third party software such as Microsoft SQL Server, Microsoft Internet Information Server, Microsoft Commerce Server, Internet Explorer 4.0 Browser, VPOS, which software is not owned by OSS, but is or will be used by OSS in its solutions to RE/MAX's business web site objectives.

     d. "DEVELOPED SOFTWARE": Software developed and owned exclusively by OSS, including without limitation, that software developed using ASP Technology for highly flexible, database-driven WWW web sites and that software developed by OSS to enhance or supplement the OSS FORUMS Software and/or compliment or integrate the Embedded Software in the creation of the R/M Customized Software.
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     e.   "`OSS FORUMS' SOFTWARE": An integrated, creatively interfaced combination of Developed Software and Embedded Software which serves as OSS's basic suite of virtual community products. The operational software package from which OSS's response to RE/MAX's RFP was developed.

     f. "R/M CUSTOMIZED SOFTWARE": "OSS FORUMS Software as customized, enhanced and modified by Developed Software and Embedded Software to meet the objectives of RE/MAX for "RE/MAX Mainstreet" and which, when properly interfaced, supported, and integrated, will provide the Deliverables specified by RE/MAX for "RE/MAX Mainstreet."

     g. "RE/MAX MAINSTREET": The RE/MAX highly flexible, functional, scalable, portable, easy-to-use, database driven business, virtual community web site which utilizes the R/M Customized Software and which satisfies all criteria and specifications identified in the RE/MAX RFP and related meetings between RE/MAX and OSS and contemplated by this AGREEMENT.

     h. "RESIDUAL INFORMATION": Information in non-tangible form, which may be retained by persons within OSS's organization who have participated in the development and delivery of the R/M Customized Software anchor the RE/MAX Mainstreet site.

     i. "INDUSTRY EXCLUSIVE LICENSE": An exclusive license within the real estate industry, for the term of this license and any renewals thereof, to use the OSS FORUMS Software and the Developed Software in the bundled product comprising the R/M Customized Software and to use exclusively the un-bundled customized Developed Software components of the R/M Customized Software. Under the exclusivity terms, OSS agrees not to resell or replicate the R/M Customized Software, the bundled package comprising the R/M Customized Software page 3 missing

          consistent with the specifications set forth in Exhibit A thru F attached.

     f. LINKING AND BRIDGING CAPABILITIES: System flexibility for creating data entry, transfer, and retrieval and communication links to third party service and content providers, e.g., CyberHomes, on the WWW consistent with the specifications set forth in Exhibit E attached.

     g. ADMINISTRATIVE CAPABILITIES: An OSS FORUMS administrator interface which provides for administering and reporting on the subscriber accounts, structure of the conferences, chat rooms, libraries, content
          (text), and other components of RE/MAX Mainstreet and otherwise consistent with Exhibit F attached. In addition, RE/MAX shall have file transfer protocol access for upgrading graphics and layout content for the RE/MAX Mainstreet site.

     h. TELEPHONE HELP DESK: On call subscriber help desk and support capabilities which will provide subscribers the ability to speak to a technical support agent within (3) minutes of receiving the call. Support will be available from 6:00 a.m. until 12 midnight, Mountain time, (7) days a week. In addition, technical support will be accessible via Email with a response within 24 hours and otherwise consistent with Exhibit G attached.

     i. BILLING CAPABILITIES: Each subscriber will be billed for the subscription fee on a monthly basis after initial Conference and Email setup is completed and authorization is performed by RE/MAX. The subscriber will be billed via an automatic debit to a registered credit card and OSS is responsible for collecting the monthly fee. Billing disputes and questions can be answered via the on-line Telephone Help Desk provided by OSS.

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3.   BENCH MARKS TOWARD COMPLETION

     To assure regular progress toward the timely completion of all required software customization and ultimately, the timely availability of RE/MAX Mainstreet, OSS and RE/MAX shall meet the following "bench marks":

     a. On or before November 30, 1997, RE/MAX shall provide to OSS the initial requirements for all front page and related graphic and textural content. All text to appear shall be provided in a word processing format (Microsoft WORD, WordPerfect or ASCII test) via computer disk or via Email. Art work, logos, and photos to be used in the site shall be provided in the form of digital files.

     b. On or before December 15, 1997, OSS shall demonstrate online the RE/MAX Mainstreet site, accessible via the agreed upon URL address "_______________ _______________." Such demonstration need not include all graphics and/or text content provided or to be provided by RE/MAX, but such demonstration shall include successful functional performance of not less than eighty percent (80%) of the OSS FORUMS Software features checked as "Yes" in OSS's proposal in response to RE/MAX's RFP.

     c. On or before December 19, 1997, RE/MAX shall provide to OSS the final rendition of all front page and related graphic and textural content in the formats specified in sub-paragraph "a." above. The parties hereto agree that RE/MAX is, and will remain, the exclusive owner of all rights in the graphic and textural material, including but not limited to its marks, provided by RE/MAX, and the benefit of all use thereof in RE/MAX Mainstreet shall enure exclusively to RE/MAX.

     d. On or before January 10, 1998, OSS shall demonstrate online the RE/MAX Mainstreet site, including 100% of the OSS FORUMS features checked as "Yes" in OSS's proposal in response to RE/MAX's RFP and not less than 90% of the additional features to be provided by the R/M Customized Software together with 100% of the final renditions of all graphic and textural content provided by RE/MAX.

     e. On or before January 15, 1998, OSS shall demonstrate online 100% of all Host Services and 100% of the features to be provided by the R/M Customized Software, all in a Pilot program format. Beta testing will begin.

     f. All Deliverables under this AGREEMENT shall be demonstrated by OSS for acceptance by RE/MAX on or before March 15, 1998 at which time Beta testing will end and RE/MAX Mainstreet will "go live".

     OSS's ability to meet its bench marks is dependent upon receiving certain information from RE/MAX as defined in the bench marks in Paragraphs 3(a) and 3(c) above. Should RE/MAX fail to meet either or both of those bench marks, OSS will make a reasonable effort to adhere to its bench marks, however, a new bench mark schedule which reflects a day for a day slip to all bench marks will be developed by OSS and become the effective schedule of bench marks for purposes of this AGREEMENT. It is acknowledged by both parties that any failure of either party to meet any then effective bench mark, however justified the reason may be, will necessarily cause the other party concern and reaction, including the potential for embarrassment. To compensate for such concern and to provide a proper incentive for not missing any bench mark, the parties hereto agree that the final payment shall be increased by $5,000 for each bench mark missed by RE/MAX through no fault of OSS and decreased by $5,000 for each bench mark missed by OSS through no fault of RE/MAX.

4.   SOFTWARE LICENSE

     On and subject to the terms and conditions set forth below in this Paragraph 4, OSS hereby grants to RE/MAX a one site industry exclusive license to use the R/M Customized Software, including all components of the Developed Software, the Embedded Software and the OSS FORUMS Software that are included in the R/M Customized Software by OSS.

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     a.   OSS TO ACQUIRE EMBEDDED SOFTWARE: To the extent Embedded Software is used in the R/M Customized Software and/or to make RE/MAX Mainstreet fully operational, OSS shall acquire on behalf of and in the name of RE/MAX all Embedded Software and shall configure, interface, and/or modify such Embedded Software and then modify, interface and/or integrate the same with the Developed Software and the OSS FORUMS Software to create a complete, fully operational duplicate of the R/M Customized Software.

     b. COPY OF R/M CUSTOMIZED SOFTWARE TO RE/MAX: OSS shall deliver to RE/MAX, for safe keeping by RE/MAX, a fully operational duplicate of the R/M Customized Software hereby licensed once it has been completed, Beta tested, and found to functionally and effectively provide to subscribers all Deliverables contemplated by this AGREEMENT.

     c. LICENSE COVERS FUTURE ENHANCEMENTS, ETC.: The license right conferred by this Paragraph 4 shall extend for the initial term and all renewal terms of this license and shall be deemed to cover all upgrades, enhancements, modifications, revisions, additions, substitutions, and replacements of the software created for and/or utilized in the R/M Customized Software.

     d. TERM AND RENEWAL OF LICENSE: This license shall extend for an initial term of three (3) years and shall automatically renew for consecutive like terms unless RE/MAX gives notice of its intent not to renew in writing at least thirty (30) days prior to the expiration of the then existing term of license.

     e. LICENSE SURVIVES THIS AGREEMENT/OSS: This license shall survive termination of this AGREEMENT and shall be deemed to be separate and apart from the development, hosting, and other services contemplated by this AGREEMENT. This license shall survive OSS and be binding on its successors, assigns, creditors, parent and/or subsidiary corporations, and any other person or entity coming to have knowledge of this license. This license shall also survive every transfer of the Host Service responsibility to any entity other than OSS, provided, however, the monthly fees shall be paid to the entity identified in those fee provisions set forth below in this Paragraph 4.

     f. SOFTWARE SUPPORT BY OSS: OSS shall fully support the software licensed for the term of this license and any renewals hereof at the monthly software maintenance fee specified in sub-paragraph I of this Paragraph 4, provided, however, that in the event of a transfer of the Host Service responsibility to an entity other than OSS, which entity is willing and capable to take over such software support, OSS shall have the option to continue to provide software support at the cost specified for the monthly software maintenance fee in sub-paragraph 1 of this Paragraph 4 or, in the alternative, to forego such monthly software maintenance fee and provide RE/MAX with full documentation and source codes so that RE/MAX can contract with such third party for, or provide its own, software support.

     g. ESCROW OF DOCUMENTATION AND SOURCE CODES: To assure continuity of RE/MAX Main-street irrespective of events which may interfere with or preclude OS S's performance under this license or this AGREEMENT, OSS agrees to place with a mutually agreeable escrow agent a regularly updated copy of the R/M Customized Software together with all the source codes and documentation for that and all software included in R/M Customized Software, provided, however, the escrow instructions shall authorize the release of the source codes and documentation to RE/MAX only in the event RE/MAX presents to the escrow agent documentation showing the discontinuation of OSS's business operations or the bankruptcy of OSS or that OSS has failed to maintain the OSS FORUMS Software and/or any Developed Software built into the R/M Customized Software. The costs of such escrow shall be borne entirely by RE/MAX.

     h. CONFIDENTIALITY MAINTAINED: In no event shall RE/MAX have the right to sell, disseminate, or disclose in any way such source codes or documentation other than is necessary for a contractor to provide software support/enhancement or to use the source codes or documentation for any

                                      -4-
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          purpose other than the maintenance and/or enhancement of the R/M
          Customized Software or RE/MAX Mainstreet business site.

     i. SALE/TRANSFER OF SOFTWARE BY OSS: Any sale, assignment, or transfer by OSS of any software or software rights licensed hereunder shall be made expressly subject to this license and the support obligations specified herein, provided, however, that in no event shall OSS sell, assign, or transfer any rights in such software, or the right to collect monthly fees under this AGREEMENT, to any competitor of RE/MAX or the parent, subsidiary, agent, or representative of any competitor of RE/MAX. This provision shall not be construed to preclude or limit in any way OSS's right to license its Developed Software or its OSS FORUMS Software or any derivative versions thereof

     j. NOT ASSIGNABLE: The license conferred upon RE/MAX by this Paragraph 4 shall not be assignable by RE/MAX without the prior written consent of OSS, provided, however, that in the event of the reorganization of RE/MAX such that its satellite communication and Internet communications are grouped together under a new or existing corporate affiliate of RE/MAX, RE/MAX shall have the right to assign this license to such corporate affiliate.

     k. ONE TIME PAID UP LICENSE FEE: The one time advance paid up license fee, i.e., $_____ ($_____ for the license to use the VPOS software and $_____ for the license to use those components of the OSS FORUMS Software built into the R/M Customized Software). Such license fee shall be paid initially as part of the Contract Price specified in Paragraph 10 hereof and broken out in Paragraph 11 hereof and upon each renewal for a three year term of this license. Such license fee shall be deemed to include the cost of all upgrades and enhancements to the VPOS software and to those components of the OSS FORUMS Software built into the R/M Customized Software.

     l. MONTHLY SOFTWARE MAINTENANCE FEE: The monthly maintenance fee, i.e., $________, shall compensate for the continuing maintenance of those components of the Developed Software and/or the OSS FORUMS Software built into the R/M Customized Software and for regular upgrades, enhancements, modifications, and expansions for keeping the site competitive and state of the art. Such monthly maintenance fee to be paid to OSS or the entity providing maintenance, upgrade, and enhancement services for such components of the Developed Software and OSS FORUMS Software.

     m. TERMINATION OF LICENSE: RE/MAX shall have the right to terminate this license for cause upon thirty (30) days prior written notice in the event OSS ceases to exist, is acquired by or merges with any other entity that directly or indirectly competes with RE/MAX or its affiliates, files bankruptcy or goes into receivership, or becomes insolvent, fails to meet the minimum performance measures established or fails to maintain the R/M Customized Software as required herein, or breaches this AGREEMENT and fails to cure such breach within thirty
          (30) days of its receipt of written notice of such breach and demand for cure.

5.   SOFTWARE UPGRADES/ENHANCEMENTS

     Consistent with Microsoft's commitment to product enhancements and upgrades, OSS hereby agrees that included within the software license set forth above in Paragraph 4 hereof is a commitment for the term of the license to meet every six (6) months with RE/MAX to discuss possible relevant upgrades of possible interest for inclusion in the R/M Customized Software and RE/MAX Mainstreet. As to any enhancements of interest to RE/MAX, OSS will endeavor to develop a proposal for the inclusion of the desired upgrades in the R/M Customized Software and RE/MAX Mainstreet. Enhancements and/or upgrades made by OSS in its OSS FORUMS Software or any subsequently created custom version thereof shall be made available for inclusion in the R/M Customized Software and RE/MAX Mainstreet at the request of and at no expense to RE/MAX. Upgrades and enhancements requested by RE/MAX that are not otherwise already adapted by OSS to the OSS FORUMS Software shall be made the subject of a proposal at fair market value to Re/MAX for inclusion in the R/M Customized Software and such proposal shall include plans and terms for maintaining such upgrades and enhancements. OSS's modifications to software shall be accomplished with a minimum of disruption in Host Services and RE/MAX Mainstreet's online availability.

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     Additionally, in the event RE/MAX becomes aware of any software, feature, enhancement, or of new technology that RE/MAX believes may be advantageous for RE/MAX Mainstreet. RE/MAX will notify OSS and OSS will endeavor to develop a proposal at fair market value to RE/MAX for the inclusion of the same in RE/MAX Mainstreet and such proposal shall include plans and terms for maintaining such software, feature enhancements or new technology. RE/MAX shall have the right to seek directly other bids from third parties and to present the same to OSS. If OSS is unwilling or unable to include the feature of interest at a cost below or not more than ten percent (10%) above the best competing proposal, RE/MAX shall have the right to have such feature built into the R/M Customized Software and RE/MAX Mainstreet by a third party selected by RE/MAX. OSS agrees to cooperate with such third party or, in the alternative, to provide such access to its documentation and source codes as may be necessary to enable such third party to include such feature in the R/M Customized Software and RE/MAX Mainstreet. The function of maintaining the R/M Customized Software as modified shall still be the responsibility of OSS or the assigned party receiving the monthly maintenance fee and the costs thereof shall still be deemed to be included in the monthly maintenance fee except where additional costs are approved as part of the proposal approval process in which case RE/MAX shall bear such additional costs.

6.   LINKS WITH THIRD PARTY SERVICE & CONTEST PROVIDERS

     OSS hereby agrees that RE/MAX shall have the right to develop or require OSS to accommodate data insertion and retrieval links and communication links on the WWW with third party providers of services and/or content. For example, RE/MAX shall have the right at any time during the term of this AGREEMENT, to develop itself, or require OSS to develop, a link between RE/MAX Mainstreet and the CyberHomes web she, through which link subscribers to RE/MAX Mainstreet could insert listing information, carry out searches based upon property characteristics, and retrieve property listing information, all without leaving the RE/MAX Mainstreet web site. Should there be costs to OSS involved in satisfying RE/MAX's request for any such link, it is understood that such costs shall be paid or reimbursed by RE/MAX, but only to the extent they are reasonable and that such costs are consistent with estimates, quotes, or proposals submitted to RE/MAX by OSS in advance. It is further understood that if there is a subscriber fee or access fee associated with access to any such third party provider, RE/MAX shall have the right to charge back or recover such fee from the subscribers actually using such link in the form of a special user fee or to increase the monthly subscriber fee to reasonably reflect the value of the link or both. Furthermore, RE/MAX shall have the right to divide any additional income generated from any such link with the third party provider, and do so with no duty to account or disclose to OSS the details of its relationship with such third party provider, and without sharing with OSS any portion of the additional income.

7.   HARDWARE REQUIRED FOR RE/MAX MAINSTREET

     RE/MAX hereby agrees to pay upon receipt of the vendor's invoice, as part of the contract price broken out in Paragraph 11 hereof, the sum of $______ for the acquisition by OSS of the site server (Compaq Proliant 2500R, 128Mb RAM, 8.6Gb Raid 5 Disk Storage and Tape), the Email Server (Compaq Proliant 850R, 64Mb RAM, 4Gb Disk Storage), and Embedded Software needed for the development of the R/M Customized Software, development of the Pilot for RE/MAX Mainstreet, and, ultimately, for use in providing the Deliverable required by this AGREEMENT at the web site created. It is agreed and understood that the computer equipment purchased with such $_____ shall be and remain the property of RE/MAX. Additional hardware required due to the increase in the subscriber volume over time during the term of this AGREEMENT shall be purchased by OSS and be and remain the property of OSS, provided, however, that should this AGREEMENT be terminated or not renewed, or should the Host Service function be transferred to an entity other than OSS, RE/MAX shall have the right to acquire such additional computer hardware from OSS at the then used, depreciated value. In the event that additional hardware is needed as a result of a change in the requirements as specified by RE/MAX, RE/MAX agrees to pay for such additional hardware and such hardware shall be and remain the property of RE/MAX. RE/MAX shall have the right to direct the shipment of any hardware owned initially or acquired by it to its headquarters or to the business location of any third party that may be selected to assume responsibility for providing the Host Services required for RE/MAX Mainstreet.

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8.   HOST SERVICES FOR RE/MAX MAINSTREET

     OSS hereby agrees to host RE/MAX Mainstreet and to provide all services contemplated by the role of community web site host and all services of an administrative or ancillary nature, including without limitation, security, help desk, subscriber billing, and billing administration, online credit card validation and/or charge authorizations, monthly, or, if required, more frequent, ongoing, maintenance of the foregoing functions as well as the basic functions of the RE/MAX Mainstreet web site, all consistent with the specifications set forth in Exhibit H attached hereto.

9.   TRANSFER OF HOST SERVICES

     RE/MAX reserves the right to move RE/MAX Mainstreet to a new hosting entity and to use its copy of the R/M Customized Software if necessary to continue RE/MAX Mainstreet in any of the following circumstances:

     a. A failure on the part of OSS for any reason to fulfill its Host Services obligations under this AGREEMENT;

     b. Any failure or disruption in the business of OSS due to any bankruptcy filing by or on behalf of OSS or any other event which threatens the ability of OSS to continue to perform its obligations under this AGREEMENT;

     c. Any change in ownership of OSS or any transfer of control of OSS to any entity or organization which competes directly or indirectly with RE/MAX or its affiliates;

     e. The disruption of access by subscribers to RE/MAX Mainstreet which persists for more than three working days or any repeated disruptions of duration greater than four (4) hours in such access, any three (3) of which occur within any sixty (60) day period; and

     f. Reports to RE/MAX from 1.0% of subscribers or fifty (50) subscribers, which ever is greater, to the effect they cannot get online or they have difficulty getting access to RE/MAX Mainstreet, that chat rooms are not available, Email is not functioning, security has been breached, access to the Help Desk at RE/MAX Mainstreet is difficult, or any other similar type of problem which continues to be reported to RE/MAX thirty (30) days after OSS has been notified in writing of such problem.

     The transfer of the Host Services function to a new entity shall not relieve OSS of its other obligations under this AGREEMENT or the software license set forth herein, nor shall it affect the monthly software maintenance fee to OSS so long as OSS continues to provide software support, enhancements, and upgrades as required by this AGREEMENT. In the event, however, that OSS is placed in receivership under any bankruptcy order, the obligations of RE/MAX to continue to pay a monthly maintenance fee shall be modified automatically to allow RE/MAX to properly compensate the third party who will be substituting for OSS in the providing of software support.

     In the event of a transfer of the Host Services function to a new entity, all monthly subscription fees paid following the effective date of such a transfer shall be paid to the new entity assuming responsibility for such Host Services, and no portion of any such monthly subscription fees shall be due OSS. OSS hereby agrees to cooperate in the orderly transfer of Host Services to any third party selected by RE/MAX toward the goal of minimizing, if not avoiding entirely, disruptions in RE/MAX Mainstreet accessibility and performance.

10.  CONTRACT PRICE

     Pricing for development of the R/M Customized Software and the RE/MAX Mainstreet site together with Hosting, Maintenance, Help Desk, and the software license set forth herein is specified in Exhibit I attached hereto, provided, however, that the final payment (and thus the actual contract price) may be

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     adjusted up or down to reflect the amounts to be added or deducted for failures to meet the bench marks, all as set forth in Paragraph 3 hereof

11.  PAYMENT TERMS

     Payment terms for hardware costs and the development of the R/M Customized Software and the RE/MAX Mainstreet site, i.e., $_________ are as follows:

     $         upon execution of this AGREEMENT

     $ for computer hardware within ten (10) days of the date of receipt of the vendor's invoice and after execution of this AGREEMENT.

     $         one time per term paid up license fee for use of the VPOS
               Software, and

     $ one time per term paid up license fee for use of the components of the OSS FORUMS Software built into the R/M Customized Software, both such paid up license fees payable upon execution of this AGREEMENT.

     Balance As adjusted for any failure by either party to meet any of its bench marks, upon acceptance by RE/MAX of all Deliverables specified under this AGREEMENT.

     OSS shall be paid for Host Services via the Internet based, credit card payment system, which is provided within the R/M Customized Software. Each such subscriber payment will be made in the first month that Host Services are provided and monthly thereafter. Monthly subscription fee shall be collected by OSS as part of its Host Services, provided, however, that if in the aggregate the monthly subscription fees due for any month, i.e., $7.00 x #of subscribers, is less than $10,500, OSS shall invoice RE/MAX for the difference, minus any rebate that may be due to RE/MAX, and such difference shall be paid by RE/MAX to OSS within fifteen (15) days of the end of the month in which such difference was invoiced. If the aggregate of subscription fees due OSS is greater than $10,500 and if RE/MAX is due a rebate under the schedule set forth in Exhibit I attached hereto, such rebate shall be paid by OSS to RE/MAX within fifteen (15) days of the end of the month for which such subscription fees were due, i.e., RE/MAX's obligation to subsidize monthly subscription fees or enjoy a rebate shall be determined by subscription fee collections. In any case, whether payment is due from or to RE/MAX, OSS agrees to provide with its invoice or remittance a monthly report, listing the names and OSS account numbers for all subscribers, indicating which are current and which are delinquent, with totals supporting the calculation of amounts due. RE/MAX reserves the right to adjust the format of this report from time-to-time as it may reasonably need such information for other programs, marketing efforts, etc.

12.  SUBSCRIBERS & SUBSCRIBER FEES

     RE/MAX reserves the right to determine who is and who is not entitled to access to RE/MAX Mainstreet and to modify and update the listings of those in either or both categories. Initially, it is the intent of RE/MAX to grant access privilege and subscriber rights to all individuals in good standing with RE/MAX, who are affiliated with RE/MAX's independently owned and operated offices as sales associates, broker associates, broker owners, and office managers in addition to the directors, officers, and employees of RE/MAX itself and the RE/MAX Regional Operations. The privilege of access is linked to continuing affiliation with the RE/MAX organization, which in turn is linked annually to the prompt payment of dues to RE/MAX. OSS agrees to honor the directions of RE/MAX as to those entitled to access, and further agrees to terminate access for anyone who ceases for any reason to be affiliated with a RE/MAX office and/or fails to pay when due his or her annual dues to RE/MAX. Initially, the access of such persons to RE/MAX Mainstreet shall be suspended with a message posted to the individual that his or her access is "denied" because records indicate they are no longer in good standing with RE/MAX International, Inc. If good standing is reestablished, their subscription shall be reinstated and access restored without any penalty or re-connection fee. If their good standing is not restored, OSS shall cancel their subscriber AGREEMENT, their access password, and effectuate a permanent "Lock Out" from access to the web site.

     RE/MAX will periodically provide OSS with a computer readable list of individuals who have ceased to be affiliates in good standing of RE/MAX so that OSS can implement this provision.

     The monthly subscriber fee for access to RE/MAX Mainstreet shall be determined exclusively by RE/MAX, and RE/MAX shall have the right during the initial and any renewal term of this AGREEMENT to add to or change the monthly subscriber fee. RE/MAX agrees to publish on RE/MAX Mainstreet a notice of monthly subscriber fee changes at least sixty (60) days before the effective date of such change. Initially, the monthly subscriber fee shall be $___ and such fees shall be divided between RE/MAX and OSS in accordance with the gradient schedule set forth in Exhibit I attached hereto. If and as subscriber fees are added to or changed, the additional revenues generated shall go entirely to RE/MAX for reimbursement of development costs of RE/MAX Mainstreet, reimbursement of the monthly license fee, and to provide RE/MAX with a royalty for use of its name and marks in connection with the RE/MAX Mainstreet web site. OSS agrees that access to RE/MAX Mainstreet by the directors, officers, and employees of RE/MAX and of the headquarters staff of RE/MAX Regional Operations shall be by free subscriber agreements, i.e., a regular subscriber agreement will be required, an access name and password will be assigned, but no monthly subscriber fee will be charged or accepted by OSS. To facilitate implementation of this subscriber fee waiver provision, RE/MAX will provide OSS with a directory and/or periodically updated list of the individuals who will be entitled to this status.

13.  OWNERSHIP OF OSS INTELLECTUAL PROPERTY

     Except for the rights under the license herein granted to RE/MAX and otherwise specifically addressed in this AGREEMENT, it is hereby acknowledged and agreed to by OSS and RE/MAX that all rights of any nature whatsoever in and to the Developed Software, the OSS FORUMS Software and the R/M Customized Software, excluding in all cases Embedded Software, are retained by OSS.

14.  OWNERSHIP OF OSS PROPRIETARY TECHNOLOGY

     OSS shall own all worldwide rights, title, and interest in and to the Developed Software, including copyright right, and also in and to any software tools, specifications, ideas, concepts, know-how, processes, and techniques used by OSS in performing the services covered by this AGREEMENT (collectively "Proprietary Technology"), including all Intellectual Property rights therein. Nothing in this AGREEMENT or otherwise shall be deemed to prohibit or limit in any way OSS's right to use the Proprietary Technology (as defined herein) or Residual Information, in whole or in part, to develop and market any software that is the same in any or all respects as the Developed Software, or to develop other software products or applications for OSS customers, provided, however, that OSS agrees not to sell, resell or license to any third party the R/M Customized Software, or any similarly customized version of its OSS FORUMS Software, in its entirety or any of the customized components created with funds paid by RE/MAX under this AGREEMENT without the written consent of and reasonable compensation to RE/MAX. The reasonable compensation demanded by RE/MAX for its consent shall not exceed the Contract-Price set forth in Paragraph 10 hereof and RE/MAX shall not unreasonably withhold its consent for any reason, provided, however, that RE/MAX shall not be deemed to be unreasonable for withholding its consent absolutely to any proposed sale or license of such software to any franchising or real estate competitor of RE/MAX or to any entity which in turn is likely to make the same available to any such competitor. For purposes of this AGREEMENT, the term "competitor" shall be deemed to include the parent, owner, subsidiary, trustee or controlling entity over any direct franchising or real estate competitor of RE/MAX.

15.  RE/MAX ACKNOWLEDGMENT

     RE/MAX hereby acknowledges that the Documentation and Source Codes for the R/M Customized Software may contain trade secrets and confidential information of OSS and that providing the R/M Customized Software, in whole or in part, to any unauthorized third parties would be harmful to the interests of OSS. RE/MAX agrees, therefore, to use reasonable efforts to supervise, manage and control the R/M Customized Software, and to safeguard all copies of the same licensed under this AGREEMENT using the same degree of care that RE/MAX uses to safeguard its own proprietary materials. RE/MAX agrees that, except to the extent expressly authorized in this AGREEMENT or the license contained herein, it will not sub-license, re-sell, or otherwise authorize any other party to possess or obtain the R/M Customized Software.

16.  RE/MAX OWNERSHIP OF DATA, CONTENT & SUBSCRIBER INFORMATION

     RE/MAX shall own all worldwide rights, title, and interest in and to its name and logos and all other components of graphical and textural content used in, or in connection with, the promotion of RE/MAX Mainstreet and RE/MAX shall own all rights, title, and interest in the name "RE/MAX Mainstreet" and in the URL address selected for the site. All use of the RE/MAX marks in connection with the web site shall enure exclusively to the benefit of RE/MAX. RE/MAX shall also own exclusively all data entered by subscribers and/or by RE/MAX or third parties and OSS shall periodically create back-up tapes of such data and provide a copy of each such back-up tape to RE/MAX for its safekeeping. RE/MAX shall also own exclusively all subscriber data, including without limitation, subscriber name, address, telephone number, FAX number, credit card numbers and expiration dates, and all other data collected or developed in reference to subscribers individually or collectively as a subscriber base. In no event shall OSS disclose, sell, market, use, distribute, or provide to any third party or governmental agency any form of name, address, phone number, user name, Email address or other listing, either physically or electronically, or provide any form of online solicitation rights or opportunities to any third party or governmental agency. OSS itself shall not solicit or communicate directly with the subscriber base for RE/MAX Mainstreet, except with the prior written consent of RE/MAX to the subject matter and content of such communication, and such prior written authority shall be required of RE/MAX for each proposed communication. the overall objective being to minimize the volume of unwanted solicitations over RE/MAX Mainstreet. OSS and RE/MAX shall develop a guideline for responding to requests by subscribers, for global Email messages to all or large groupings of subscribers, and OSS shall follow such guideline. OSS shall periodically provide RE/MAX with a back-up tape setting forth all subscriber information on file for safekeeping by RE/MAX.

17.  OSS ACKNOWLEDGMENT

     OSS hereby acknowledges that RE/MAX's venture into the area of WWW web site development for its affiliates is a matter of trade secret competitive business plans and strategy which, upon completion in confidence, will give RE/MAX and its affiliates a competitive advantage over other entities and organizations that compete directly or indirectly with RE/MAX or its affiliates and that RE/MAX estimates that such competitive advantage will extend for a period of at least eighteen (18) months. OSS further acknowledges that the name "Mainstreet" for a real estate industry related web site is unique to RE/MAX and that the database, subscriber information, and content of RE/MAX Mainstreet may contain trade secrets, confidential information, and/or highly sensitive data. OSS acknowledges and understands that RE/MAX and/or its subscriber base will be irreparably damaged if such information or its business plans to develop a WWW web site for its affiliates were disclosed, sold, or otherwise distributed or made public. OSS acknowledges that RE/MAX is the exclusive owner of such business plans and such data, content, and information and OSS agrees not to disclose such business plans or strategy or such data, content and information and not to challenge the validity of any mark owned by RE/MAX, or RE/MAX claim to ownership to the site name, "RE/MAX Mainstreet," or of the URL address for the site. OSS agrees, therefore, to use its best efforts to protect and secure such business plans and strategy and such data, content, and subscriber information from third parties and to incorporate into the R/M Customized Software such security measures as it deems reasonable and appropriate to protect the RE/MAX Mainstreet web site from unauthorized use, access, or invasion by third parties. OSS hereby agrees that the terms of this AGREEMENT and any knowledge of RE/MAX's business plans and strategy and its intentions, relationships, uses, designs, content, drawings, partnerships or strategy concerning the application of the R/M Customized Software and/or the OSS FORUMS Software and the Developed Software and the terms of its REP leading to this AGREEMENT with OSS, third party products, membership service goals or other information or technology are to remain confidential and will not be disclosed to , discussed with or shared with any third party for any reason whatsoever or in any way publicized. No information shall be released or made public or disclosed by OSS regarding this AGREEMENT or the purposes of the relationship created between OSS and RE/MAX until and unless RE/MAX approves in advance and in writing the content and circulation thereof.

18.  DESIGN CHANGES

     Changes to the specifications for the R/M Customized Software or for the RE/MAX Mainstreet site or Deliverables requested by RE/MAX may affect pricing or completion schedules or both. Any requested design changes will be priced on an individual basis, and the specifications and pricing for such changes accepted by RE/MAX will be added to this AGREEMENT as an addendum. Design changes not withstanding, all elements of this AGREEMENT, including pricing, will remain in effect. The parties hereto agree that RE/MAX shall have the exclusive right, without consultation with or notice to OSS, at any time and from time-to-time to modify the structural, graphical, and textural content and appearance of RE/MAX Mainstreet and/or to change the name of the web site to something other than RE/MAX Mainstreet. OSS agrees to provide RE/MAX with access codes and information sufficient to enable RE/MAX to effectuate such changes via online modifications, invisible to OSS or subscribers. Changes effectuated by RE/MAX of the foregoing type shall not be deemed to be "Design Changes" such as would concern OSS or result in any charges or proposals for change by or from OSS.

19.  COMPLETION SCHEDULE & DELAYS

     The pricing under this AGREEMENT was developed in part based on certain work flow assumptions consistent with the schedule in the OSS proposal in response to RE/MAX's RFP and the bench marks set forth in Paragraph 3 hereof. OSS agrees to provide the necessary resources and to apply those resources to the development of the RE/MAX Mainstreet site pursuant to the Schedule agreed upon. In the event that the work flow at OSS is disrupted for thirty (30) days or more due to delays caused by RE/MAX for any reason, including the scheduled delivery of RE/MAX content, RE/MAX will be invoiced for project restart charges of 10% of the total value of the web site development portion of the contract. If, due to RE/MAX's delay in providing its graphical or textural content, and as a result, the project's scheduled completion date is extended beyond May 1, 1998, then the web site development portion of the price will then become due and payable in full, in advance of completion of the development and other OSS responsibilities under this AGREEMENT.

20.  LIMITATIONS ON LIABILITY

     OSS makes no direct or implied guarantee regarding the response or business which will be generated from the RE/MAX Mainstreet site nor will RE/MAX attempt to hold OSS responsible for any economic or legal liabilities which may result from the presence or distribution of the material contained in the RE/MAX Mainstreet web site, provided, however, that OSS will work with RE/MAX in developing guidelines for subscriber uses and message content, and OSS, as Host Services provider, shall exercise its best efforts to assure compliance by subscribers with such guidelines and terminate any subscriber who refuses or fails repeatedly to honor such guidelines. To this end, the parties hereto agree that the subscriber agreement shall include both the obligation to honor guidelines established, and from time-to-time amended, for RE/MAX Mainstreet. Such subscriber agreement will also expressly recite the right to terminate RE/MAX Mainstreet access privileges for failure to honor such guidelines.

     Neither OSS nor anyone else who has been or will be involved in the creation, production, or delivery of the RE/MAX Mainstreet web site shall be liable for any direct, indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information and the like) arising out of the use or inability to use RE/MAX Mainstreet even if OSS has been advised of the possibility of such damages.

21.  RE/MAX INDEMNIFICATION OF OSS

     RE/MAX hereby acknowledges that OSS employees, agents, and officers have assumed no liability or responsibility for the content generated by RE/MAX, subscribers to RE/MAX Mainstreet or others and supplied to OSS for mounting on OSS's servers for Password Protected access via the Internet and World

     Wide Web (WWW). RE/MAX agrees to indemnify, save, and hold harmless OSS and its directors, officers, employees, and agents from and against any and all claims arising out of RE/MAX's publication of content on RE/MAX Mainstreet and to pay reasonable attorney fees incurred in the defense of any such claim, provided, however, that RE/MAX's obligation hereunder for liability and defense costs together shall be limited strictly by the amount for which such claim could have been settled. This indemnification shall include any and all claims of copyright infringement, slander, or libel, but excludes any claim to the effect that the Developed Software, the R/M Software or RE/MAX Mainstreet as such, infringe any copyrights or other rights of third parties. This AGREEMENT does not create or imply and shall not be construed to create or imply an agency relationship between OSS and RE/MAX. OSS agrees under these terms to provide the specific development and Host Services described in this AGREEMENT.

22.  OSS INDEMNIFICATION OF RE/MAX

     OSS hereby acknowledges that neither RE/MAX nor any of its directors, officers, employees, or agents have assumed any liability whatsoever for the conduct, actions, or performance of OSS under this AGREEMENT, or for OSS's performance of Host Services hereunder. OSS hereby agrees to indemnify, save, and hold harmless RE/MAX and its directors, officers, employees, and agents from and against any and all claims whatsoever, including without limitation, claims arising out of the software or software development efforts or undertakings of OSS, and claims to the effect that any software used in the R/M Customized Software infringes the copyrights of any third party or that OSS wrongfully obtained, is not entitled to use, or is not the rightful owner of the Developed Software, OSS FORUMS Software, R/M Customized Software, Residual Information, Intellectual Property, Proprietary Technology and/or trade secrets, and confidential information as those terms are defined herein, and claims relating in any way to OSS relationships with any employee or independent contractor working on the development of the RE/MAX Mainstreet web site or involved at any level in providing Host Services under this AGREEMENT. OSS further agrees to pay reasonable attorney fees incurred by RE/MAX in the defense of any such claim, provided, however, that OS S's obligation hereunder for liability and defense costs together shall be limited strictly by the amount for which such claim could have been settled. OSS does not warrant the license or the reliability of work conducted by any third party.

23.  OSS WARRANTIES

     OSS hereby warrants that its Developed Software, its OSS FORUMS Software and its other claimed proprietary tools and residual information were originally developed by OSS or rightfully and lawfully acquired, and that OSS has the rights therein to enter into this AGREEMENT, to enter into and license the R/M Customized Software in accordance with the license contained herein, to provide the Deliverables contemplated, and perform the Host Services agreed to, and that in doing so, OSS will not be violating the rights of privacy, the copyrights or any other rights of any third party and that its performance of its obligations hereunder will not place it in breach of any other contract or commitment.

24.  SECURITY MEASURES & PASSWORD ACCESS

     Access to RE/MAX Mainstreet shall be restricted to individuals affiliated in good standing with RE/MAX International, Inc. and who have executed and returned a current form subscriber agreement. Each such individual shall have a unique user name and a confidential password. Such names and passwords will be assigned in accordance with the procedure outlined in Exhibit J attached hereto. Access to RE/MAX Mainstreet will require the use of industry standard encrypted and secure communication protocols for those portions of the subscriber's access, file transfers, messaging, or other activities which contain content which is deemed to be sensitive by RE/MAX and, more specifically, those involving the transfers of billing, credit card or other sensitive data and information exchange. On site system security will be provided by hardware, protocol, and Windows-NT based security consistent with specifications set forth on Exhibit J attached beret..

25.  DATA & CONTENT BACK-UP

     As an added safeguard against the possible loss or destruction by fire or other means of the R/M Customized Software and other components of the RE/MAX Mainstreet web site, OSS shall provide to RE/MAX, in addition to the back-up copy of the R/M Customized Software required by the license included herein, a monthly copy of all application software, content, subscriber identity data, subscriber payment history information with billing address, subscriber Email address and password information, and operating software residing on the servers allocated to providing access to RE/MAX Mainstreet. Such back-up copy shall be maintained by RE/MAX for the benefit of itself and OSS should the software and web site become corrupted or inoperable for any reason.

26.  MINIMUM PERFORMANCE STANDARDS
     In the performance of its obligations under this AGREEMENT, OSS shall demonstrate to RE/MAX that access to RE/MAX Mainstreet will satisfy the minimum performance standards of simultaneous use by 10, 25, 50, 75, and 100 concurrent users performing a mixture of chat, library downloads, and messaging without any significant (i.e., less than 10%) degradation of response time.

27.  TERM AND TERMINATION

     The initial term of this AGREEMENT is three years from the effective date of this AGREEMENT. This AGREEMENT may be renewed on the same terms and conditions set forth herein for up to two consecutive like terms. Thereafter, RE/MAX shall have the right to renew the relationship hereby created with OSS, but to do so subject to negotiated mutually agreeable adjustments in OSS minimum share of monthly subscriber fees to reflect circumstances then existing. RE/MAX may terminate this AGREEMENT on any annual anniversary of the effective date hereof in the event the service does not generate subscription fees sufficient to cover the monthly minimum guaranteed to OSS as specified in Addendum A. RE/MAX may terminate this AGREEMENT at any time in the event OSS fails to meet or satisfy the Minimum Performance Standards established by Paragraph 26 hereof. Either party may terminate this contract in the event that the other party breaches this AGREEMENT provided that the breach has not been cured, notwithstanding that the non-breaching party has given the breaching party written notice of the alleged breach and thirty (30) days to cure. This AGREEMENT will automatically renew for successive three (3) year terms, commencing at the conclusion of the initial three (3) year term, unless written notice of intent not to renew is provided by RE/MAX to OSS or by OSS to RE/MAX at least ninety (90) days prior to the expiration of the then current term. This Paragraph 27 shall be deemed to be separate and apart from the license agreement included in Paragraph 4 of this AGREEMENT which itself is renewable and terminable, but on the terms specified in Paragraph 4 hereof.

28.  MOST FAVORED NATIONS CLAUSE

     OSS hereby agrees that the terms of this AGREEMENT and the license set forth in Paragraph 4 hereof, are at least as favorable as the similar terms of similar development agreements, license arrangements, and Host Service contracts. In the event OSS hereafter enters into any contract of a similar nature that includes additional benefits and/or more favorable terms than the benefits and terms of this AGREEMENT and/or the license contained herein, OSS agrees to amend this AGREEMENT and/or such license, as the case may be, to include such additional benefits and/or more favorable terms.

29.  NOT ASSIGNABLE

     This AGREEMENT is uniquely between OSS and RE/MAX and is based in large measure on the trust, confidence, mutual respect, and unique attributes of the parties. This AGREEMENT shall not be assignable by either party without the express written consent of the other, and such written consent may be withheld for any reason whatsoever. Notwithstanding the foregoing, RE/MAX shall have the right to assign this AGREEMENT to any new corporation formed or any existing corporation to oversee, own and/or manage RE/MAX Mainstreet so long as the same group of individuals who own a majority of shares in RE/MAX also control such new or existing corporation.

30.  CHOICE OF LAW

     This AGREEMENT shall be construed and interpreted in accordance with the laws of the state of Colorado and of the United States of America.

31.  INCORPORATION BY REFERENCE

     Exhibits A through K attached to this AGREEMENT are hereby incorporated herein by reference.

32.  ARBITRATION

     IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES HERETO REGARDING DUTIES OR RESPONSIBILITIES UNDER THIS AGREEMENT, OR ANY OTHER CLAIM BY ONE PARTY AGAINST THE OTHER ARISING OUT OF THEIR RELATIONSHIP UNDER THIS AGREEMENT, OR THEIR PERFORMANCE OF ANY DUTY OR OBLIGATION RELATING TO THIS AGREEMENT, OR ITS SUBJECT MATTER, OR THE RE/MAX MAINSTREET WEB SITE, SUCH DISPUTE SHALL BE SUBMITTED TO BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT AM! SHALL BE ARBITRATED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES AND PROCEDURES FOR COMMERCIAL ARBITRATION.

33.  NO WAIVER

     Any failure by either party hereto to enforce at any time any term or condition of this AGREEMENT shall not be considered a waiver of that party's right thereafter to enforce that same term or condition or any other term or condition of this AGREEMENT.

34.  ENTIRE AGREEMENT

     This AGREEMENT constitutes the entire agreement between RE/MAX and OSS regarding the subject matter hereof, and this AGREEMENT may not be amended, altered, or changed except

35.  HEADINGS

     The headings used in this AGREEMENT are used solely for convenience and are not an aid in the interpretation of this AGREEMENT or a limitation to the application of any term or condition hereof.

IN WITNESS WHEREOF, RE/MAX INTERNATIONAL, INC. AND ONLINE SYSTEMS SERVICES, INC. HAVE EXECUTED THIS AGREEMENT.

ONLINE SYSTEM SERVICES, INC.            RE/MAX INTERNATIONAL, INC.


 /s/                                     /s/
-----------------------------------     ---------------------------------------
By                                      By


___________________________________     _______________________________________
Title                                   Title


___________________________________     _______________________________________
Date                                    Date